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Exhibit 10.48

SECOND AMENDMENT TO CREDIT AGREEMENT

        THIS SECOND AMENDMENT TO CREDIT AGREEMENT (herein called the "Amendment") made as of March 12, 2009 by and among CLEAN ENERGY FUELS CORP., a Delaware corporation ("CEF"), and CLEAN ENERGY, a California corporation ("Clean Energy"; CEF and Clean Energy together are the "Borrowers"), and PLAINSCAPITAL BANK, a Texas state chartered bank ("Lender").

W I T N E S S E T H:

        WHEREAS, the Borrowers and Lender entered into that certain Credit Agreement dated as of August 15, 2008, as amended by that certain First Amendment to Credit Agreement dated as of February 13, 2009 (as amended, supplemented, or restated to the date hereof, the "Original Credit Agreement"), for the purpose and consideration therein expressed, whereby Lender became obligated to make loans to the Borrowers as therein provided; and

        WHEREAS, the Borrowers and Lender desire to amend the Original Credit Agreement as set forth herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Credit Agreement, in consideration of the loans which may hereafter be made by Lender to the Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.
DEFINITIONS AND REFERENCES

        § 1.1.    Terms Defined in the Original Credit Agreement.    Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Credit Agreement shall have the same meanings whenever used in this Amendment.

        § 1.2.    Other Defined Terms.    Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

          "Amendment" means this Second Amendment to Credit Agreement.

          "Credit Agreement" means the Original Credit Agreement as amended hereby.

ARTICLE II.
AMENDMENTS TO ORIGINAL AGREEMENT

        § 2.1.    Facility B Payments.    Section 2.4(e) of the Original Agreement is hereby amended in its entirety to read as follows:

        "Interest, computed upon the unpaid principal balance of the Facility B Loans shall be due and payable quarterly as it accrues, commencing on September 30, 2008, and continuing regularly on the last day of each Fiscal Quarter thereafter until payment in full of any principal outstanding amount of the Facility B Loans. The principal amount of the Facility B loans shall be due and payable in annual payments commencing on August 1, 2009, and continuing on each anniversary date thereafter, each such payment in an amount equal to the lesser of (i) the aggregate principal amount of the Facility B Loans then outstanding and (ii) the Annual Payment Amount; provided that in any event, on the Maturity Date, the entire amount of the Facility B Loans, principal and interest then remaining unpaid, shall be due and payable. As used herein, the term "Annual Payment Amount" means (i) $2,800,000, if the aggregate Facility B Loans made by Lender equal to the Facility B Maximum Credit Amount or (ii) twenty percent (20%) of the outstanding principal amount of the Facility B Loans as of August 1,

2009, if the aggregate Facility B Loans made by Lender is less than the Facility B Maximum Credit Amount."

        § 2.2.    Global Debt Service Coverage Ratio.    Section 7.14 of the Original Agreement is hereby amended in its entirety to read as set forth below:

          "As of the end of each Fiscal Quarter, beginning June 30, 2009, the Borrowers will maintain a Global Debt Service Coverage Ratio of at least 1.50:1. For purposes of this section, "Global Debt Service Coverage Ratio" shall mean, for any period, CEF's Consolidated EBITDA to the aggregate amount of CEF's Consolidated interest expense for borrowed money and interest expense for Capital Leases and current maturities of long-term Indebtedness and current maturities of Capital Leases for such period; provided, that solely for the purpose of the calculation of the Debt Service Coverage Ratio, the current maturity of the Facility B Loan for each Fiscal Quarter shall be the Quarterly Amortization Amount. For purposes of this section, the term "Quarterly Amortization Amount" means as of the end of each Fiscal Quarter (i) $700,000, if Lender has made Facility B Loans equal to the Facility B Maximum Credit Amount prior to the end of such Fiscal Quarter, or (ii) the outstanding principal amount of the Facility B Loans as of such date multiplied by five percent (5%), if the aggregate amount of Facility B Loans made prior to the end of such Fiscal Quarter is less than the Facility B Maximum Credit Amount; provided that, for purposes of clarification, it is agreed that if Lender makes Facility B Loans equal to the Facility B Maximum Credit Amount prior to the end of the Facility B Commitment Period, the Quarterly Amortization Amount shall be $700,000 for each Fiscal Quarter thereafter."

ARTICLE III.
CONDITIONS OF EFFECTIVENESS

        § 3.1.    Effective Date.    This Amendment shall become effective as of the date first above written when and only when:

          (a)   Lender shall have received, at Lender's office, this Amendment and the Consent and Agreement, each duly executed and delivered and in form and substance satisfactory to Lender.

          (b)   The Borrowers shall have paid, in connection with the Loan Documents, all fees and reimbursements to be paid to Lender pursuant to any Loan Documents, or otherwise due Lender and including fees and disbursements of Lender's attorneys.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES

        § 4.1.    Representations and Warranties of the Borrowers.    In order to induce Lender to enter into this Amendment, each Borrower represents and warrants to Lender that:

          (a)   The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Credit Agreement.

          (b)   Such Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Such Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of such Borrower.

          (c)   The execution and delivery by such Borrower of this Amendment, the performance by such Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the organizational documents of such Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon such Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of such Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by such Borrower of this Amendment or to consummate the transactions contemplated hereby.

          (d)   When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of the Borrowers, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

ARTICLE V.
MISCELLANEOUS

        § 5.1.    Ratification of Agreements.    The Original Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Credit Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

        § 5.3.    Survival of Agreements.    All representations, warranties, covenants and agreements of each Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Borrower hereunder or under the Credit Agreement to Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, such Borrower under this Amendment and under the Credit Agreement.

        § 5.4.    Loan Documents.    This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

        § 5.5.    Governing Law.    This Amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

        § 5.6.    Counterparts; Fax.    This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

        THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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        IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

CLEAN ENERGY FUELS CORP., as a Borrower

By:	/s/ Richard R. Wheeler
	Name:	Richard R. Wheeler
	Title:	Chief Financial Officer

CLEAN ENERGY, as a Borrower

By:	/s/ Richard R. Wheeler
	Name:	Richard R. Wheeler
	Title:	Chief Financial Officer

PLAINSCAPITAL BANK, as the Lender

By:	/s/ Ronald C. Berg
	Name:	Ronald C. Berg
	Title:	President, Turtlecreek

 CONSENT AND AGREEMENT

        Reference is made to that certain Credit Agreement dated as of April 15, 2008 (the "Original Credit Agreement") as amended by a First Amendment to Credit Agreement dated as of February 13, 2009 (the "First Amendment"), as amended by a Second Amendment to Credit Agreement of even date herewith (the "Second Amendment"; together with the First Amendment and the Original Credit Agreement, the "Agreement"), by and among CLEAN ENERGY FUELS CORP., a Delaware corporation, CLEAN ENERGY, a California corporation (the "Borrowers"), and PLAINSCAPITAL BANK, a Texas state chartered bank (the "Lender"), which Agreement is in full force and effect on the date hereof. Terms which are defined the Agreement are used herein with the meanings given them in the Agreement.

        Each of the undersigned (each a "Grantor") hereby consents to the Second Amendment and agrees and acknowledges, with respect to each Security Document executed by it that (i) such Security Document is and shall continue in full force and effect for the benefit of the Lender with respect to the Obligations secured thereby; (ii) there are no offsets, claims or defenses of the undersigned with respect to such Security Document, nor, to the knowledge of the undersigned, with respect to the Loans; (iii) such Security Document is not released, diminished or impaired in any way by the transaction contemplated in connection with the Second Amendment; and (iv) such Security Document is hereby ratified and confirmed in all respects.

Dated: March 12, 2009

BLUE FUELS GROUP L.P.		NATURAL FUELS COMPANY, LLC
By:	Blue Energy General LLC, its general partner
By:	Clean Energy & Technologies LLC, its sole member	By:	Clean Energy & Technologies LLC, its sole member
By:	Clean Energy Fuels Corp., its sole member	By:	Clean Energy Fuels Corp., its sole member
By:	/s/ Richard R. Wheeler Richard R. Wheeler Chief Financial Officer	By:	/s/ Richard R. Wheeler Richard R. Wheeler Chief Financial Officer
TRANSTAR ENERGY COMPANY L.P.
By:	Blue Energy General LLC, its general partner
By:	Clean Energy & Technologies LLC, its sole member
By:	Clean Energy Fuels Corp., its sole member
By:	/s/ Richard R. Wheeler Richard R. Wheeler Chief Financial Officer

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  Exhibit 10.48
SECOND AMENDMENT TO CREDIT AGREEMENT
W I T N E S S E T H
ARTICLE I. DEFINITIONS AND REFERENCES
ARTICLE II. AMENDMENTS TO ORIGINAL AGREEMENT
ARTICLE III. CONDITIONS OF EFFECTIVENESS
ARTICLE IV. REPRESENTATIONS AND WARRANTIES
ARTICLE V. MISCELLANEOUS
CONSENT AND AGREEMENT